EXHIBIT 23-f

                       [LETTERHEAD OF AIRCLAIMS LIMITED]

                          CONSENT OF AIRCLAIMS LIMITED

     We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-3ASR of the references to us appearing in:
(1) Note 18 to Morgan Stanley's consolidated financial statements and notes thereto recast for discontinued operations for the fiscal years ended November 30, 2004, 2003 and 2002 included as exhibit 99.1 in the Current Report on Form 8-K of Morgan Stanley filed with the Securities and Exchange Commission on October 12, 2005 (the "Current Report"), (ii) Note 16 to Morgan Stanley's condensed consolidated financial statements and notes thereto recast for discontinued operations for the three months ended February 28, 2005 and February 29, 2004, included as exhibit 99.2 in the Current Report, and (iii)
Note 16 to Morgan Stanley's condensed consolidated financial statements and notes thereto recast for discontinued operations for the three and six months ended May 31, 2005 and May 31, 2004, included as exhibit 99.3 in the Current Report.

AIRCLAIMS LIMITED


By:  /s/ Edward Pieniazek
    -----------------------------------------------
Name:  Edward Pieniazek
Title: Director, Consultancy & Information Services

January 25, 2006